Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 14, 2015, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3005 Carrington Mill Boulevard, Suite 530, Morrisville, North Carolina 27560 (“SVB” or “Bank”) (each a “Lender” and collectively, the “Lenders”), and TRANSENTERIX, INC., a Delaware corporation, TRANSENTERIX SURGICAL, INC., a Delaware corporation, and SAFESTITCH LLC, a Virginia limited liability company, each with offices located at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560 (individually and collectively, jointly and severally, “Borrower”).

Recitals

A. Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 26, 2014 (as amended from time to time, the “Loan Agreement”).

B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement to (i) make available additional credit extensions and (ii) make certain other revisions as more fully set forth herein.

D. Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.2 (Term Loans). Section 2.2(a)(iii) of the Loan Agreement is hereby amended and restated as follows:

“(iii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, on the First Amendment Effective Date, to make term loans to Borrower in a single advance in an aggregate amount equal to Ten Million Dollars ($10,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re-borrowed.”

2.2 Section 2.2 (Term Loans). Sections 2.2(c)-(d) of the Loan Agreement are hereby amended and restated as follows:

“(c) Mandatory Prepayments. If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued but unpaid interest thereon through the prepayment date, (ii) the Final Payment, plus (iii) all other sums, that shall have become due and payable hereunder, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).

(d) Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued but unpaid interest thereon through the prepayment date, (B) the Final Payment, plus (C) all other sums, that shall have become due and payable hereunder but have not been paid, including Lenders’ Expenses, if any, and interest at the Default Rate with respect to any past due amounts.”

2.3 Section 2.5 (Fees). Sections 2.5(d)-(e) of the Loan Agreement are hereby amended and restated and replaced as follows:

“(d) The Unaccrued Final Payment. The unaccrued portion of the Final Payment (as defined in the Original Agreement) in an amount equal to Forty One Thousand Eight Hundred Eleven and 85/100 Dollars ($41,811.85) to Oxford, in its capacity as a Lender, and Thirty Thousand Six Hundred Forty Three and 95/100 Dollars ($30,643.95) to SVB (the “Unaccrued Final Payment”) on the First Amendment Effective Date;

(e) First Amendment Accrued Final Payment. An accrued portion of the Final Payment as of the First Amendment Effective Date in an amount equal to One Hundred Two Thousand Nine Hundred Seven and 43/100 Dollars ($102,907.43) to Oxford, in its capacity as a Lender, and Sixty Three Thousand Twelve and 7/100 Dollars ($63,012.07) to SVB on the First Amendment Effective Date, provided that Lenders agree to waive the unaccrued portion of the Final Payment as of the First Amendment Effective Date (as determined under the Loan Agreement as in effect immediately prior to the First Amendment Effective Date) in the amount of Three Hundred Seventy Nine Thousand Eighty and 50/100 Dollars ($379,080.50), and provided further that such fee shall not reduce the fee otherwise due under Section 2.5(b);

(f) First Amendment Facility Fee. A fully earned, non-refundable facility fee of Ninety Thousand Dollars ($90,000.00) to be shared between the Lenders pursuant to their respective Term B Loan Commitment Percentages, which shall be due and payable on the First Amendment Effective Date; and

(g) Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.”

2.4 Section 13.1 (Definitions). The following definitions are hereby amended and restated in or added to Section 13.1 of the Loan Agreement as follows:

“Amortization Date” is May 1, 2016; provided however, if the Interest Only Extension Event occurs prior to April 30, 2016, such date shall be extended until November 1, 2016.

“First Amendment Effective Date” means August 14, 2015.

“Final Payment Percentage” is (i) if the Interest Only Extension Event has not occurred, six and one half percent (6.50%) and (ii) if the Interest Only Extension Event has occurred, eight percent (8.00%).

“Maturity Date” is October 1, 2018; provided however, if the Interest Only Extension Event occurs prior to April 30, 2016, such date shall be extended to April 1, 2019.

“Third Draw Period” means the period commencing on the later of (X) the Lenders making the Term B Loans to Borrower and (Y) Collateral Agent’s and Lenders’ receipt of evidence, in form and substance satisfactory to Collateral Agent and Lenders, of Borrower’s first achievement by no later than March 31, 2017, of at least Ten Million Dollars ($10,000,000.00) in revenue, measured on a trailing six (6) month basis, from the sale of Borrower’s Surgibot and Surgibot related products and ending on the earlier of (i) the date which is thirty (30) days after the later to occur of clause (X) and (Y) above, (ii) April 30, 2017 and (iii) the occurrence and continuance of an Event of Default.

2.5 Section 13.1 (Definitions). The following definition is hereby deleted from Section 13.1 of the Loan Agreement:

“Second Draw Period”.

2.6 Schedule 1.1 to the Loan Agreement is hereby replaced with Schedule 1.1 attached hereto.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent and Lenders on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)	this Amendment by each party hereto;

(b)	Secured Promissory Notes in favor of each Lender according to its Term B Loan Commitment Percentage;

(c)	Warrants in favor of each Lender;

(d)	the Perfection Certificate for each Borrower;

(e)	the Disbursement Letter;

(f)	Loan Payment/Advance Request Form;

(g)	legal opinion of counsel to Borrower dated as of date hereof;

(h)	Borrower’s payment of the following fees:

(i)	the unaccrued portion of the Final Payment (as defined in the Original Agreement) in an amount equal to Forty One Thousand Eight Hundred Eleven and 85/100 Dollars ($41,811.85) to Oxford and Thirty Thousand Six Hundred Forty Three and 95/100 Dollars ($30,643.95) to SVB;

(ii)	the accrued portion of the Final Payment as of the First Amendment Effective Date in an amount equal to One Hundred Two Thousand Nine Hundred Seven and 43/100 Dollars ($102,907.43) to Oxford and Sixty Three Thousand Twelve and 7/100 Dollars ($63,012.07) to SVB; and

(iii)	a facility fee of Fifty Four Thousand Dollars ($54,000.00) to Oxford and Thirty Six Thousand Dollars ($36,000.00) to SVB; and

(i)	Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:
TRANSENTERIX, INC.
By: /s/ Todd M. Pope

Name: Todd M. Pope

Title: President & CEO

TRANSENTERIX SURGICAL, INC.
By: /s/ Todd M. Pope

Name: Todd M. Pope

Title: President & CEO

SAFESTITCH LLC
By: TransEnterix, Inc., its sole member
By: /s/ Todd M. Pope

Name: Todd M. Pope

Title: President & CEO

COLLATERAL AGENT AND LENDER:
OXFORD FINANCE LLC
By: /s/ Mark Davis

Name: Mark Davis

Title: VP – Finance, Secretary & Treasurer

LENDER:
SILICON VALLEY BANK
By: /s/ Chris Stoecker

Name: Chris Stoecker

Title: Managing Director

SCHEDULE 1.1

LENDERS AND COMMITMENTS

	Original Term Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$2,801,822.50	50.00%

SILICON VALLEY BANK	$2,801,822.50	50.00%

TOTAL	$5,603,645.00	100.00%

Term A Loans

Lender	Term Loan Commitment	Commitment Percentage

OXFORD FINANCE LLC	$3,198,177.50	72.75%

SILICON VALLEY BANK	$1,198,177.50	27.25%

TOTAL	$4,396,355.00	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage

OXFORD FINANCE LLC	$6,000,000.00	60.00%

SILICON VALLEY BANK	$4,000,000.00	40.00%

TOTAL	$10,000,000.00	100.00%

Term C Loans

Lender	Term Loan Commitment	Commitment Percentage

OXFORD FINANCE LLC	$6,000,000.00	60.00%

SILICON VALLEY BANK	$4,000,000.00	40.00%

TOTAL	$10,000,000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage

OXFORD FINANCE LLC	$18,000,000.00	60.00%

SILICON VALLEY BANK	$12,000,000.00	40.00%

TOTAL	$30,000,000.00	100.00%